Exhibit 99.1

FOR IMMEDIATE RELEASE               CONTACT: Robin Shapiro (media)
May 16, 2002                                 206.389.4040

                                             Mark Leahy (investors)
                                             206.389.4363


                        IMMUNEX SHAREHOLDERS APPROVE
                      PROPOSED MERGER WITH AMGEN INC.

SEATTLE -- Immunex Corporation (Nasdaq: IMNX) announced today that its shareholders have voted to approve the merger agreement between Immunex and Amgen Inc. [NASDAQ: AMGN], the largest biotechnology company in the world. The closing of the merger remains subject to the approval of the Federal Trade Commission and other customary closing conditions.

An overwhelming majority of the outstanding shares of Immunex common stock, were cast in favor of the proposed merger. As is customary, a certification of the votes will be conducted and is expected to be complete next week.

Stockholders of Amgen earlier today approved the issuance of shares of Amgen common stock required to complete the merger.

"We are very pleased with today's shareholder approval of our merger with Amgen," said Ed Fritzky, Immunex chairman and chief executive officer. "The strategic vision of the combined companies will expand future patient benefits by harnessing the significant resources, talents and assets of our companies."

The company expects the merger to be completed in the second half of 2002 and could be completed as early as June 2002, although the exact timing cannot be predicted with certainty.

Immunex Corporation is a leading biopharmaceutical company dedicated to improving lives through immune system science innovations.

Note: Except for the historical information contained herein, this news release contains forward-looking statements that involve substantial risks and uncertainties. Among the factors that could cause actual results or timelines to differ materially are risks associated with research and clinical development, regulatory approvals, our supply capabilities and reliance on third-party manufacturers, product commercialization, competition, litigation and other risk factors listed from time to time in reports filed by Immunex with the Securities and Exchange Commission, including but not limited to risks described under the caption "Important Factors That May Affect Our Business, Our Results of Operation and Our Stock Price" within our most recently filed Form 10-Q. The forward-looking statements contained in this news release represent our judgment as of the date of this release. Immunex undertakes no obligation to publicly update any forward-looking statements. An electronic version of this news release-as well as additional information about Immunex of interest to investors, customer, future employees and patients-is available on the Immunex home page at www.immunex.com.

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